Exhibit 12(C)

                                  May 31, 2001


Pilgrim Mutual Funds
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034


Re: Pilgrim LargeCap Growth Fund
    (File No. 333-52106)


Dear Sirs:

     We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement of Pilgrim Mutual Funds and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                Very truly yours,

                                /s/ Dechert